Exhibit 10.20

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                                 FIRST AMENDMENT

                                       TO

                             LEASE AGREEMENT BETWEEN

                    PRINCIPAL MUTUAL LIFE INSURANCE COMPANY,

                                    AS OWNER

                                       AND

                                  CANDIES, INC,

                                   AS TENANT.

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                                    Premises:


                             2975 Westchester Avenue
                            Purchase, New York 10577




                                  Prepared By:
                               The Law Offices of
                               HIRSCH & KATZ, LLP
                               595 Stewart Avenue
                                    Suite 400
                           Garden City, New York 11530

     THIS FIRST AMENDMENT TO LEASE dated as of April 27, 1998, made by and between PRINCIPAL MUTUAL LIFE INSURANCE COMPANY having an office at 711 High Street, Des Moines, Iowa 50392-1370, as Owner, and CANDIES, INC, a New York corporation, having an office at 2975 Westchester Avenue, Purchase, New York 10577, as Tenant.

                               W I T N E S S E T H

     WHEREAS, pursuant to that certain Agreement of Lease, dated as of July, 1994 (the "Lease"), Owner, leased to Tenant a portion of the Third (3rd) floor in the building commonly known as and located at 2975 Westchester Avenue, Purchase, New York 10577 (the "Building") and which shall be deemed to consist of Fourteen Thousand, Four Hundred and Thirty (14,430) rentable square feet and which premises are more particularly described in the Lease (the "Original Space");

     WHEREAS, Tenant desires to lease from Owner that portion of space located on the Third (3rd) floor of the Building which shall be deemed to consist of Five Thousand, Two Hundred and Twenty-Three (5,223) rentable square feet, as more particularly shown and cross-hatched on EXHIBIT "A-1" annexed hereto (the "Additional Space"), such that the size of the premises that Tenant occupies in the Building shall be deemed to consist of Nineteen Thousand, Six Hundred and Fifty-Three (19,653) rentable square feet, for a term coterminous with the term of the Lease (the Original Space and Additional Space are sometimes hereinafter collectively referred to as the "Demised Premises");

     WHEREAS, the Additional Space is presently occupied by an existing tenant (the "Existing Tenant") who, pursuant to a written surrender agreement, has agreed to vacate and surrender the Additional Space to Owner on or before April 19, 1998, in accordance with the provisions of said surrender agreement;

     WHEREAS, Tenant desires to lease the Additional Space from Owner, provided that Owner obtains vacant, legal possession of the Additional Space on or before May 15, 1998;

     WHEREAS, subject to the parties respective rights to terminate and cancel this First Amendment to Lease, Owner and Tenant desire to modify the Lease, as hereinafter provided;

     NOW, THEREFORE, in consideration of the mutual agreements of the parties hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

                             ARTICLE 1 - DEFINITIONS

     SECTION 1.01. For the purposes of this First Amendment To Lease, and all agreements supplemental to this First Amendment To Lease, unless the context otherwise requires:



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     A. "Additional Space  Commencement Date" shall mean the date upon which the
Existing Tenant, or anyone through or under the Existing Tenant occupying the Additional Space, vacates and legally surrenders the Additional Space to Owner free of tenancies or other possessory rights except for those of Tenant, provided, however, that the Additional Space Commencement Date shall be deemed to occur until possession of the Additional Space and a fully executed copy of this First Amendment to Lease has been delivered to Tenant. Notwithstanding the foregoing, and subject to Owner's right to terminate this First Amendment to Lease as hereinafter provided, in the event that: (i) the Additional Space Commencement Date does not occur prior to May 15, 1998 solely because the Existing Tenant or anyone through or under them has failed to vacate and legally surrender the Additional Space to Owner, or (ii) in the event that a bankruptcy petition is filed by or against the Existing Tenant, then in either such event, and only such events, Tenant shall have the right within Five (5) days after receiving notice from Landlord of the happening of either such event, time being of the essence with respect to said five (5) day period, to serve notice on Owner of its intention to terminate this First Amendment to Lease, the Additional Space Term and estate hereby granted, and if within five (5) days thereafter the Additional Space Commencement Date shall not occur, then in such event this First Amendment to Lease, the Additional Space Term and estate hereby granted shall terminate on the expiration of such five (5) day period as if such termination date were the expiration date of the First Amendment to Lease, and the Additional Space Fixed Rent (as hereinafter defined) paid on the execution of this First Amendment to Lease shall be refunded by Escrow Agent to Tenant and the Lease shall nevertheless remain in full force and effect as if this First Amendment to Lease had never been made. Notwithstanding the foregoing, Owner agrees that upon execution and delivery of this First Amendment to Lease by Tenant together with the Additional Space Fixed Rent required to be paid hereunder to Escrow Agent, Tenant shall have access to the Additional Space for the purposes of taking measurements therein.

     B. "Additional Space Rent Commencement Date" shall mean the date which is thirty (30) days after the Additional Space Commencement Date.

     C. Upon determination of the date which is the Additional Space Commencement Date and/or Additional Space Rent Commencement Date as provided in this Section, Tenant, upon the request of Owner shall execute and deliver to Owner a statement setting forth the Additional Space Commencement Date and/or Additional Space Rent Commencement Date, but the failure of Tenant to execute and deliver such statement shall not detract from the effectiveness of any of the provisions of the Lease, as amended by this First Amendment To Lease.

     D. "Additional Space Term" shall mean the period commencing on the Additional Space Commencement Date and ending at noon on March 31, 2000 (the "Expiration Date"), subject however, to Tenant's right to extend the term of the Lease as provided therein and which Owner and Tenant agree shall apply to the Original Space and Additional Space, provided, however, that Tenant shall not be entitled to extend the term of the Lease for the Additional Space unless Tenant shall also extend to term of the Lease for the Original Space.

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                        ARTICLE 2 - THE ADDITIONAL SPACE

     SECTION 2.01.A. Except as otherwise specifically provided for in Section 1.01.A. of this First Amendment to Lease, Owner hereby leases to Tenant and Tenant hereby hires from Owner the Additional Space for the Additional Space Term. Tenant has inspected the Additional Space and, subject to latent defects and Owner's Repair Work (as hereinafter' defined), Tenant accepts the Additional Space in their "AS IS" state and condition on the Additional Space Commencement Date and without any representation or warranty (except as expressly set forth herein), express or implied, in fact or by law, by Owner, and without recourse to Owner, as to title thereto, the nature, condition or usability thereof or as to the use or occupancy which may be made thereof.

     B. Owner shall deliver the Additional Space to Tenant in vacant, broom clean condition with all fixtures located in the Additional Space on the date hereof in working order. In the event that the Existing Tenant shall have removed and/or demolished any portion of the Additional Space and/or the fixtures located therein as of the date hereof, other than the Existing Tenant's moveable trade fixtures and equipment, then in such event, and subject to Owner's right to cancel this First Amendment to Lease as hereinafter specifically provided, Owner shall prior to the Additional Space Commencement Date repair any such damage to the Additional Space and/or replace any and/or all such fixtures ("Owner's Repair Work"). If Owner's Repair Work shall, in Owner's reasonable opinion, exceed Twenty Thousand and 00/100 ($20,000.00) Dollars ("Owner's Repair Allowance"), then and in such event Owner may, at its option, terminate this First Amendment to Lease and the Additional Space Term and estate hereby granted by giving Tenant five (5) days written notice, provided however, that Tenant shall have the right within five (5) days after receipt of Owner's notice of termination (time being of the essence with respect to said date) to accept the Additional Space in its "AS-IS" condition and Owner shall have no obligation to perform Owner's Repair Work, except that Owner agrees that Tenant shall be entitled to a credit against Additional Space Fixed Rent in an amount equal to Owner's Repair Allowance. In the event that such notice of termination shall be given and Tenant has not exercised its right to nullify same as hereinabove provided, this First Amendment to Lease, the Additional Space Term and estate hereby granted shall terminate as of the date provided in such notice of termination with the same effect as if that date were the expiration date, and the Additional Space Fixed Rent paid upon execution of this First Amendment to Lease shall be refunded by Escrow Agent to Tenant and the Lease shall nevertheless remain in full force and effect as if this First Amendment to Lease had never been made.

     SECTION 2.02. Except as otherwise specifically provided for in Sections 101.A. and 2.01.B. of this First Amendment to Lease, Owner shall use reasonable efforts to obtain possession of the Additional Space within a reasonable period of time, but failure to obtain possession within a reasonable period of time shall not effect the validity of the Lease. Owner has not made, and makes, no representations as to the date when the Additional Space will be available for occupancy, and notwithstanding any date specified in this First Amendment to Lease, the same is merely an estimate. Except as otherwise specifically provided for in Section 1.01.A of this First Amendment to Lease, Tenant hereby waives any right to terminate, cancel or rescind the Lease or this First Amendment to Lease by reason of Owner's failure to deliver

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possession  of  the  Additional  Space  or  otherwise  perform  its  obligations hereunder, which Tenant might otherwise have pursuant to any law now or hereafter in force or otherwise. Tenant further waives the right to recover any damages which may result from Owner's failure to deliver possession of the Additional Space or otherwise to perform its obligations hereunder.

     SECTION 2.03. Following the Additional Space Commencement Date, and except for Owner's Repair Work, if any, Tenant shall equip the Additional Space with all trade and operating fixtures, equipment, furniture, furnishings, and any and all other items necessary as reasonably determined by Tenant for the proper operation of Tenant's business ("Tenant's Alterations"). All trade and operating fixtures, equipment, equipment, furniture, furnishings, and any and all other items necessary for the proper operation of Tenant's business installed by Tenant shall be new or completely reconditioned and shall not be subject to liens, conditional sales contracts, security agreements or chattel mortgages.

                          ARTICLE 3 - LEASE AMENDMENTS

     SECTION 3.01. Effective as of the date of the Additional Space Commencement Date, the Lease is hereby modified as follows:

          A. The term "Demised Premises" is hereby amended as follows:

          "Demised Premises" shall mean that space on the Third (3rd) floor of the Building delineated on the floor plan(s) attached to the Lease which shall be deemed to consist of Fourteen Thousand Four Hundred and Thirty (14,430) square feet of rentable space, together with the Additional Space which shall be deemed to consist of Five Thousand, Two Hundred and Twenty-Three (5,223) square feet of rentable space as delineated on the floor plan(s) attached to this First Amendment of Lease as Exhibit "A-1", which shall be deemed to consist of Nineteen Thousand, Six Hundred and Fifty- Three (19,653) square feet of rentable space.

     B. There shall be added to the end of Section 2.01 of the Lease as new sentence as follows:

          "The term 'Additional Space Base Impositions' shall mean the Impositions levied or imposed against the Property for the period from July 1, 1998 through June 30, 1999 with respect to School tax and for the period from January 1, 1998 through December 31, 1998 with respect to the Town, County and State tax."

     C. There shall be added to the end of Section 2.02.A. of the Lease as new sentence as follows:

          "Commencing with the Additional Space Commencement Date, Tenant agrees to pay Owner, throughout the Additional Space Term of this Lease, as additional rental, a sum equal to Four and Forty-Four Hundredths (4.44%) percent ('Tenant's Additional Space Proportionate Share") of the amount by which the Impositions levied against the

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          Property  in each  fiscal tax year (or in the event  this Lease  shall expire on other than December 31, the applicable portion thereof) exceeds the Additional Space Base Impositions."

     D. There shall be added to the end of paragraph B of Section 3.01 of the Lease as new sentence as follows:

          "The term 'Additional Space Base Operating Costs' shall mean the Operating Costs in effect for the 1998 calendar year."

     E. There shall be added to the end of Section 3.02.A of the Lease as new paragraph 2 as follows:

          "2. If the Operating Costs at any time during the Additional Space Term of this lease shall increase such that Operating Costs, when calculated on an annualized basis, shall exceed the Additional Space Base Operating Costs or the highest annualized Operating Costs theretofore charged to Tenant in accordance herewith, Tenant shall pay as additional rent in each subsequent year of the Additional Space Term (or, in the event this lease shall terminate on other than December 31, applicable portion thereof) a sum equal to Tenant's Additional Space Proportionate Share of the amount by which the Operating Costs for any such year exceeds the Additional Space Base Operating Costs Tenant shall pay to Owner upon rendition of the first such bill pursuant to this Section, the amount of Tenants Additional Space Proportionate Share of the increase in adjusted Operating Costs for the calendar year prior to the date of the rendition of such bill. Thereafter, such payments shall be made in equal monthly installments based on the increase in Operating Costs for the prior calendar year, and when the Operating Costs shall be ascertained for the then current calendar year, the installment then due shall be increased by an amount sufficient to compensate Owner for any previous deficiencies in installments and thereafter the installments shall be pro rata increases based on the increase in Operating Costs for the current calendar year so that one month prior to the end of such calendar year Tenant's Additional Space Proportionate Share of the increase in Operating Costs levied against the Property shall be paid in full. Owner shall give Tenant written notice of each increase in the Operating Costs which will be effective to create or change Tenant's obligation to pay additional rent pursuant to the provisions of this Section promptly after Owner calculates such increase at the end of such year, and such notice shall contain Owner's calculation of the annual rate of additional rent payable resulting from such change in the Operating Costs. If an increase in the Operating Costs is made with retroactive effect, Tenant shall pay Owner the total amount of the additional rent incurred consequent thereon with the next monthly installment of fixed rent, such retroactive increase to be effective to the date of the Operating Costs increase, if necessary."

     F. There shall be added to Section 5.01.A.1 of the Lease new paragraph 2 as follows:

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          "Tenant shall pay to Owner,  or to such other person as Owner may from time to time designate, at the address specified in the Lease, during the Additional Space Term, Additional Space fixed rent ("Additional Space Fixed Rent"), over and above the other Fixed Rent and additional payments to be made by Tenant as hereinafter provided, as follows:

               (i) On the execution of this First Amendment to Lease the sum of Ten Thousand and 00/100 ($10,000.00) Dollars which shall be held in escrow as provided for in Article 4 of this First Amendment to Lease; and

               (ii) During and in respect of the period from the Additional Space Rent Commencement Date to the Expiration Date (both dates inclusive), an amount each year equal to One Hundred and Four Thousand, Four Hundred and Sixty and 00/100 ($104,460.00) Dollars (exclusive of electric) payable in equal monthly installments of Eight Thousand, Seven Hundred and Five and 00/100 ($8,705.00) Dollars.

          Additional Space Fixed Rent shall be paid in equal monthly installments on the first day of each and every month during the Additional Space Term without any setoff or deduction whatsoever, provided, however, that if the Additional Space Fixed Rent shall be payable for any period prior to the first day of the first full month during the Additional Space Term, then such Additional Space Fixed Rent shall be paid in a proportionate amount for the number of days in such period and paid as and when the first equal monthly installment is payable as aforesaid.
     Notwithstanding the foregoing, Tenant shall pay the first monthly installment of Additional Space Fixed Rent upon execution of this First Amendment to Lease which shall be held in escrow as provided for in Article 4 of this First Amendment to Lease."

     G. There shall be added to the Lease a new section 12.02 as follows:

          "SECTION 12.02. A. Tenant covenants that at all times its use of electric current in the Additional Space shall never exceed the capacity of existing feeders and risers to the building or Property or the risers or wiring installation.

          B.1 During the Additional Space Term hereof Owner shall furnish to Tenant electric current for its use in the Additional Space.

          2. Tenant agrees that it shall purchase or receive such electric current directly from Owner and to pay directly to Owner all charges for electric current rendered or supplied to the Additional Space throughout the Additional Space Term. The Owner shall in no way be liable for any loss, damage, or expense which Tenant may incur as a result of the change, at any time, of the character or quality of electric current or any failure of or defect in electric current by reason of any public or private utility company then supplying such service to the Property, building or the Additional Space and Tenant agrees to hold the Owner harmless and to indemnify it from and against any loss, liability

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     or damage  in  connection  therewith.  This  indemnity  shall  survive  the expiration or other termination of this Lease.

          3. Tenant's consumption of electric current shall be measured by means of a separate electric sub-meter presently located in the Additional Space, and Tenant shall pay, during the entire Additional Space Term, all costs and expenses including the payments of any taxes and/or penalties in connection therewith for all electric current used, consumed or provided to the Additional Space, including electricity for any auxiliary air conditioning system servicing the Additional Space. Owner shall maintain and repair at its cost and expense the sub-meter during the term of this Lease.

          4. Tenant shall pay for all electric current consumed, used or provided to the Additional Space as hereinabove provided within ten (10) days after rendition of a bill for same by Owner (the "Additional Space Electric Bill"). Owner shall bill Tenant at Owner's cost for all electric current and Owner shall be entitled to an administrative fee of ten (10%) percent of all electric current charged or otherwise billed pursuant to the Additional Space Electric Bill. All electric current billed by Owner to Tenant shall be deemed Additional Rent. Each Additional Space Electric Bill shall be conclusive and binding upon Tenant unless within thirty (30) days after receipt of such Additional Space Electric Bill Tenant shall notify Owner that it disputes the reasonableness or correctness of the Additional Space Electric Bill, specifying the respects in which the Additional Space Electric Bill is claimed to be unreasonable or incorrect. Pending the determination of such dispute by agreement or otherwise, Tenant shall pay for electric current in accordance with the applicable Additional Space Electric Bill, and such payment will be without prejudice to Tenant's position. If the dispute shall be finally determined in Tenant's favor by a court of competent jurisdiction Owner shall forthwith pay Tenant the amount of Tenant's overpayment of electric current resulting from compliance with the applicable electric current. If Owner does not pay the amount determined by the court within sixty (60) days after such court's determination, Tenant may offset Fixed Rent payable hereunder to the extent of the amount so determined to be payable by Owner to Tenant. Owner, upon request of Tenant, shall either make available to Tenant such documentation as may be in Owner's possession to support a particular Additional Space Electric Bill or permit Tenant to examine relevant portions of Owner's books and records.

          C. Tenant shall make no substantial alterations or additions to the initial lighting, electrical appliances or office equipment without first obtaining written consent from Owner in each instance. Owner warrants that the electrical facilities servicing the Additional Space is in good working order and can accommodate a normal office installation with associated office machinery and equipment. Tenant agrees that all times its use of electric current shall not exceed the capacity or overload any of the central and appurtenant installations for electric current including, but not limited to all wires, feeders, risers, electrical boxes, switches, outlets, connections, and cables located in the Property, building, or Additional Space or any other mechanical equipment spaces located therein. Tenant's use of electric current shall not interfere with the use thereof by other occupants of the Property, or building and shall be of such a nature, as

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     determined  by Owner in its sole judgment and  discretion,  so as not cause permanent damage or injury to the demised premises or the building of which the Additional Space is a part, or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense, or interfere with or disturb other tenants or occupants."

     H. Article 27 of the Lease entitled "Right of First Offer" is hereby deleted in its entirety and no new section is added in its place it being agreed and understood that Tenant no longer has a right of first offer.

                          ARTICLE 4 - ESCROW PROVISIONS

     SECTION 4.01.A. The Additional Space Fixed Rent paid hereunder (the "Escrowed Funds") shall be held in escrow by the Owner's attorney, Hirsch & Katz, LLP ("Escrow Agent"), 595 Stewart Avenue, Suite 400, Garden City, New York 11530, upon the following terms and conditions:

          (i) The Escrowed Funds shall be held in a non interest-bearing IOLA account at The Chase Manhattan Bank, 267 Old Country Road, Carle Place, New York 11514. Notwithstanding the foregoing, Escrow Agent shall not be liable to either party for any loss to any institutional failure.

          (ii) If the Additional Space Commencement Date shall occur, the Escrow Agent shall deliver the Escrowed Funds to Owner.

          (iii) If this First Amendment to Lease is terminated in accordance with the terms hereof, the Escrow Agent shall pay the Escrowed Funds to Tenant.

     SECTION 4.02. It is agreed that the duties of the Escrow Agent are only as herein specifically provided, and are purely ministerial in nature, and the Escrow Agent shall incur no liability whatever except for willful misconduct or gross negligence, as long as the Escrow Agent has acted in good faith Owner and Tenant each hereby release the Escrow Agent from any act done or omitted to be done by the Escrow Agent in good faith and the performance of its duties hereunder.

     SECTION 4.03. The Escrow Agent is acting as a stakeholder only with respect to the Escrowed Funds. If there is any dispute as to whether the Escrow Agent is obligated to deliver the Escrowed Funds or as to whom said Escrow Funds is to be delivered, the Escrow Agent shall not be required to make any delivery, but in such event the Escrow Agent may hold the same until the Escrow Agent receives an authorization in writing, signed by all the parties having any interest in such dispute, directing the disposition of the Escrowed Funds, or in the absence of such authorization the Escrow Agent may hold the Escrow Funds until the final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given, the Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Escrowed Funds in court pending such

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determination.  The Escrow Agent shall be reimbursed  for all costs and expenses
of  such  action  or  proceeding  including,   without  limitation,   reasonable
attorneys' fees and disbursements, by the party determined not to be entitled to the Escrowed Funds. Upon making delivery of the Escrowed Funds in the manner provided in this First Amendment to lease, the Escrow Agent shall have no further liability hereunder.

     SECTION 4.04. The Escrow Agent has executed this First Amendment to Lease solely to confirm that the Escrow Agent has received a check for the Escrowed Funds (subject to collection) and will hold the Escrowed Funds in escrow, pursuant to the provisions of this First Amendment to Lease.

                            ARTICLE 5 - MISCELLANEOUS

     SECTION 5.01. Commencing on the Additional Space Commencement Date, Tenant shall be entitled to two (2) reserved parking spaces in the parking lot which services the Building in the same location as that occupied by the Existing Tenant.

     SECTION 5.02. Tenant shall have the right to make alterations to the Additional Space and/or Original Space so as to make them a complete self contained architectural unit, provided, however, that Tenant complies with all of the terms, covenants and conditions of the Lease with respect to alterations.

                               ARTICLE 6 - BROKERS

     SECTION 6.01. The parties hereto represent that in connection with this First Amendment to Lease it dealt with no broker other than Insignia/Edward S Gordon, Inc. (the "Broker") nor has either party had any correspondence or other communication in connection with this First Amendment to Lease with any other person who is a broker, and that so far as the parties hereto are aware the Brokers are the only brokers who negotiated this First Amendment to Lease. Each party hereby indemnifies the other party and holds it harmless from any and all loss, cost, liability, claim, damage, or expense (including court costs and attorneys' fees) arising out of any inaccuracy of the above representation. Owner agrees to pay the Broker all commissions due for its services pursuant to a separate written agreement. If the broker under the Lease makes a claim for a commission by reason of Tenant taking the Additional Space, then in such event, Owner shall indemnify Tenant and hold it harmless in connection therewith. Tenant represents and warrants that it has not had any correspondence or other communication in connection with this First Amendment to Lease with the broker under the Lease, except for Broker as successor-in-interest to Rostenberg-Doern.

                          ARTICLE 7 - NO OTHER CHANGES

     SECTION 7.01. All other terms, covenants and conditions of the Lease, as amended, and all exhibits and schedules thereto shall remain in full force and effect, are hereby ratified, confirmed and incorporated herein by reference as though set forth fully herein at length.

     IN WITNESS WHEREOF, Owner and Tenant have executed this FIRST AMENDMENT TO LEASE as of the date and year first above written.

                                       PRINCIPAL MUTUAL LIFE INSURANCE
                                       COMPANY, (Owner)


                                       By: /s/ Thomas R. Popisil
                                           -------------------------
                                       Name:  Thomas R. Popisil
                                       Title: Counsel


                                       By: /s/ Dennis D. Ballard
                                           -------------------------
                                       Name:  Dennis D. Ballard
                                       Title: Counsel

                                       CANDIES, INC., (Tenant)


                                       By: /s/ David Golden
                                           -------------------------
                                       Name:  David Golden
                                       Title: SVP & CFO

Receipt of Escrowed Funds, subject to collection, is hereby acknowledged

HIRSCH & KATZ, LLP, As Escrow Agent


By: /s/ Steven C. Hirsch
    ------------------------
Name:    Steven C. Hirsch
Title:   Partner

                                ACKNOWLEDGEMENTS

STATE OF IOWA               )
                            )ss.:
COUNTY OF POLK              )

         On the 27th day of April, 1998, before me personally came Thomas R. Popisil, to me known, who being by me duly sworn, did depose and say that he resides in Des Moines, Iowa; that he is the counsel of PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, an Iowa Corporation described in and which executed the foregoing instrument; That he signed his name thereto on behalf of the Corporation described therein by order of its board of directors.


                                                       /s/ Shelley Daramus
                                                       -------------------
                                                       Notary Public

STATE OF IOWA              )
                           )ss.:
COUNTY OF POLK             )

     On the 27th day of April, 1998, before me personally came Dennis D. Ballard to me known, who being by me duly sworn, did depose and say that he resides in Des Moines, Iowa; that he is the counsel of PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, an Iowa Corporation described in and which executed the foregoing instrument; That he signed his name thereto on behalf of the Corporation described therein by order of its board of directors.


                                                       /s/ Shelley Daramus
                                                       -------------------
                                                       Notary Public

STATE OF NEW YORK            )
                             )ss.:
COUNTY OF WESTCHESTER        )

     On the 20th day of April, 1998, before me personally came David Golden to me known, who being by me duly sworn, did depose and say that he resides in New York; that he is the SVP & CFO of CANDIES, INC., a New York corporation described in and which executed the foregoing instrument; That he signed his name thereto on behalf of the Corporation described therein by order of its board of directors.


                                                       /s/ Laura Olivier-Leva
                                                       ----------------------
                                                       Notary Public